UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2005

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 City Avenue, Suite 809 Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 22, 2005, the Board of Directors of Entercom Communications Corp. (the “Company”) adopted, subject to shareholder approval, an amendment and restatement of the Entercom Equity Compensation Plan (the “Plan”).  At the Annual Meeting of Shareholders of the Company held on May 6, 2005, the shareholders approved the amendment and restatement of the Plan.

The Plan allows for grants of (i) options intended to qualify as incentive stock options within the meaning of Section 422 of the Code, (ii) “nonqualified stock options” that are not intended to so qualify, (iii) restricted stock and (iv) stock appreciation rights.  Only shares of Class A Common Stock may be issued under the Plan.  Subject to adjustment in certain circumstances as discussed below, the Company may issue up to 8,500,000 shares of Class A Common Stock, plus an additional 1,500,000 shares per year each year commencing January 1, 2006.  The Plan allows for grants to Company employees, non-employee directors and certain advisors and consultants.  No awards may be granted under the Plan after January 20, 2015.

The Plan is administered and interpreted by the Compensation Committee of the Company’s Board of Directors.  Subject to the ratification or approval by the Board of Directors, the Committee has the sole authority to: (i) determine the individuals that shall be given awards; (ii) determine the terms of the awards; (iii) delegate to our Chief Executive Officer the authority to make grants to certain non-executive officer employees; and (iv) deal with any other matters arising under the Plan.

The Plan is filed as Exhibit 10.01 to this Current Report on Form 8-K.

Item 2.02.  Results of Operations and Financial Condition

On May 9, 2005, Entercom Communications Corp. (the “Company”) issued a press release (the “Press Release”) announcing first quarter 2005 results.  Specifically, the Company announced that for the first quarter 2005:

•           net revenues were $94.3 million;

•           station operating expenses were $58.5 million;

•           operating income was $32.3 million;

•           net income was $16.2 million; and

•           net income per share, diluted, was $0.34.

A copy of the Press Release is attached as Exhibit 99.01 to this Current Report on Form 8-K.  The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.01 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02(d).  Election of Directors

At the Annual Meeting of Shareholders of Entercom Communications Corp. (the “Company”) held on May 6, 2005, David J. Berkman and Daniel E. Gold were each elected as a Class A director of the Company.  In addition, Joseph M. Field, David J. Field, John C. Donlevie, Edward H. West and Robert S. Wiesenthal were each elected as a director of the Company.

At the annual meeting of the Board of Directors immediately following the annual meeting of shareholders, the Board of Directors approved the following committee assignments:

Audit Committee:	Edward H. West, Chairman;
David J. Berkman; and
Daniel E. Gold.

Compensation Committee:	David J. Berkman, Chairman;
Edward H. West; and
Robert S. Wiesenthal.

Nominating / Corporate Governance Committee:	Daniel E. Gold, Chairman;
David J. Berkman; and
Robert S. Wiesenthal.

Executive Committee:	Joseph M. Field, Chairman;
David J. Field; and
David J. Berkman.

Item 9.01.  Exhibits

(c)           Exhibits

The following exhibits are part of this Current Report on Form 8-K:

Exhibit No.	Title

10.01	Entercom Equity Compensation Plan, as amended and restated.

99.01	Entercom Communications Corp.’s Press Release, issued May 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ John C. Donlevie
John C. Donlevie
Executive Vice President
and General Counsel

Dated: May 11, 2005

EXHIBIT INDEX

Exhibit No.	Title

10.01	Entercom Equity Compensation Plan, as amended and restated.

99.01	Entercom Communications Corp.’s Press Release, issued May 9, 2005.